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                                   Exhibit 14

               Consent of Independent Certified Public Accountants

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CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated February 23, 2006, relating to the financial statements and financial highlights of Great Companies-America(SM) and Transamerica Equity (the "Portfolios"), which appear in the December 31, 2005 Portfolios' Annual Reports, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights for the Acquiring Portfolio" and "Representations and Warranties" in such Registration Statement.


PricewaterhouseCoopers LLP /s/
Tampa, Florida
August 3, 2006